Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

November 3, 2009

CONTACT:

Investors – (301) 951-5917

Media – (301) 968-9400

AMERICAN CAPITAL ANNOUNCES Q3 2009 RESULTS

Bethesda, MD – November 3, 2009 – American Capital (“ACAS” or the “Company”) (Nasdaq: ACAS) announced net operating income (“NOI”) for the quarter ended September 30, 2009 of $32 million, or $0.12 per diluted share. Net income (loss) less appreciation and depreciation (“Realized (Loss) Earnings”) for the quarter was $(34) million, or $(0.13) per diluted share. For the quarter ended September 30, 2009, the Company reported net income of $77 million, or $0.30 per diluted share.

Q3 2009 HIGHLIGHTS

•	$32 million of NOI
•	$86 million net unrealized appreciation of portfolio investments
✓	The first appreciation in the past nine quarters
•	$(47) million net realized loss on portfolio investments
•	$463 million of realizations
✓	Significant increase over the past three quarters
•	$7.80 net asset value (“NAV”) per share
•	$10.30 anticipated realizable value per share upon settlement or maturity of investments (“Realizable Value”) (See Use of Non-GAAP Financial Information below)
•	Paid a dividend of $24 million in cash and 67 million shares of common stock

NET OPERATING INCOME

NOI decreased 84% to $0.12 per diluted share for the quarter ended September 30, 2009, compared to $0.74 per diluted share for the prior year quarter. The NOI for the quarter ended September 30, 2009 included an accrual for “make-whole” interest payments of approximately $22 million as a result of acceleration notices on $393 million of the Company’s privately placed notes. Shortly after the receipt of these notices, the Company entered into forbearance agreements with the noteholders in which the “make-whole” interest payments were added to the outstanding principal balance.

American Capital, Ltd.

November 3, 2009

REALIZED (LOSS) EARNINGS

Realized (Loss) Earnings decreased to $(0.13) per diluted share for the quarter ended September 30, 2009, compared to $0.72 per diluted share for the prior year quarter.

NET INCOME

Net income increased to $0.30 per diluted share for the quarter ended September 30, 2009, compared to a net loss of $(2.63) per diluted share for the prior year quarter.

“American Capital has made significant progress in the past several months,” said Malon Wilkus, Chairman and Chief Executive Officer. “As separately announced today, we have reached an agreement in principle that we believe will provide a basis for restructuring our $2.4 billion of unsecured debt. In the third quarter, we generated $463 million of realizations within 1% of the June 30 fair values, in a very tough M&A market. And, for the first time in nine quarters, our portfolio experienced modest appreciation and our income stabilized. These are all the elements necessary to begin rebuilding shareholder value.”

PORTFOLIO VALUATION

For the quarter ended September 30, 2009, net unrealized appreciation of portfolio investments totaled $86 million. The primary components of the net unrealized appreciation were:

•	$41 million of reversals of prior depreciation associated with net realized losses on portfolio investments;
✓	The associated realizations were within 1% of the prior quarter’s valuation.
•

$(6) million of depreciation of American Capital’s investment in European Capital Limited, reflecting a significant discount to its NAV due primarily to covenant defaults under European Capital Limited’s credit facilities, which could prevent realization of the NAV;

✓	American Capital’s equity investment in European Capital Limited is valued at $0.1 billion versus its NAV of approximately $0.8 billion.
•	$14 million of net appreciation of American Capital’s private finance portfolio;
•	$14 million of appreciation of American Capital’s investment in American Capital Agency Corp.; and
•	$23 million of net appreciation from structured products.

American Capital, Ltd.

November 3, 2009

As of September 30, 2009, NAV per share was $7.80, a decrease from $8.76 per share as of June 30, 2009 and $15.41 per share as of December 31, 2008. The decrease in NAV per share from June 30, 2009 was primarily the result of the distribution of the 67 million shares of common stock on August 7, 2009 for the stock portion of the Q2 2009 dividend. Realizable Value per share was $10.30 as of September 30, 2009, a decrease from $12.83 per share as of June 30, 2009 and $20.63 per share as of December 31, 2008.

“We have long believed that the performance of our portfolio is a proxy for the broader economy,” said John Erickson, Chief Financial Officer. “That appeared to be the case in the third quarter with both the quarterly change in GDP turning positive and there being a small net appreciation in our portfolio. Prior to this quarter, we experienced eight quarters of net depreciation in our portfolio, which mirrored the significant downturn in the economy. While it may be too early to declare the recession is over, we believe that if the economy continues its recovery, our portfolio should as well. Additionally, we have seen the mergers and acquisitions market become more active from its depressed levels, which should help the economy recapitalize and recover.”

PORTFOLIO LIQUIDITY AND PERFORMANCE

In the third quarter of 2009, $463 million of proceeds were received from realizations of portfolio investments and exits, which were within 1% of the prior quarter’s valuations of the investments. There was $7 million in new committed investments in the quarter. The weighted average effective interest rate on the Company’s debt investments as of September 30, 2009 was 9.9%, 80 basis points lower than as of December 31, 2008. Unrestricted cash and cash equivalents totaled $445 million as of September 30, 2009 and approximately $500 million as of October 30, 2009.

“We were particularly pleased with the progress we made this quarter in obtaining liquidity in the portfolio at levels that corroborate our prior quarter’s balance sheet valuations,” said Mr. Gordon O’Brien, President, Specialty Finance and Operations. “At $463 million, this volume is close to the levels of realizations we were experiencing before the fall 2008 market disruptions. This is one of the highest levels of liquidity in the middle market buyout industry. We are also particularly pleased that the two control companies that we exited in the third quarter were at exit multiples that exceeded the entry multiples of total enterprise value to adjusted EBITDA at the time of our initial investment.”

As of September 30, 2009, loans with a fair value of $285 million were on non-accrual representing 6.9% of total loans at fair value as of September 30, 2009, compared to $310 million fair value of non-accrual loans representing 7.2% of total loans at fair value as of June 30, 2009.

American Capital, Ltd.

November 3, 2009

AMERICAN CAPITAL, LTD.

CONSOLIDATED BALANCE SHEETS

As of September 30, 2009, December 31, 2008 and September 30, 2008

(in millions)

	Q3 2009	Q4 2008	Q3 2009 Versus Q4 2008		Q3 2008	Q3 2009 Versus Q3 2008
			$	%		$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $9,860, $10,691 and $10,794, respectively)	$5,902	$7,427	$(1,525)	-21%	$9,097	$(3,195)	-35%
Cash and cash equivalents	445	209	236	113%	320	125	39%
Restricted cash and cash equivalents	132	71	61	86%	109	23	21%
Interest receivable	43	44	(1)	-2%	49	(6)	-12%
Other assets	146	159	(13)	-8%	271	(125)	-46%

Total assets	$6,668	$7,910	$(1,242)	-16%	$9,846	$(3,178)	-32%

Liabilities and Shareholders’ Equity
Debt	$4,279	$4,428	$(149)	-3%	$4,542	$(263)	-6%
Derivative and option agreements (cost of $0, $(20) and $1, respectively)	118	222	(104)	-47%	86	32	37%
Other liabilities	81	105	(24)	-23%	157	(76)	-48%

Total liabilities	4,478	4,755	(277)	-6%	4,785	(307)	-6%

Commitments and contingencies

Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	—	—	—	—
Common stock, $0.01 par value, 1,000.0 shares authorized, 292.9, 214.3 and 214.1 issued and 280.6, 204.7 and 207.2 outstanding, respectively	3	2	1	50%	2	1	50%
Capital in excess of par value	6,827	6,545	282	4%	6,571	256	4%
(Distributions in excess of) undistributed net realized earnings	(550)	76	(626)	NM	275	(825)	NM
Net unrealized depreciation of investments	(4,090)	(3,468)	(622)	-18%	(1,787)	(2,303)	-129%

Total shareholders’ equity	2,190	3,155	(965)	-31%	5,061	(2,871)	-57%

Total liabilities and shareholders’ equity	$6,668	$7,910	$(1,242)	-16%	$9,846	$(3,178)	-32%

American Capital, Ltd.

November 3, 2009

AMERICAN CAPITAL, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Nine Months Ended September 30, 2009 and 2008

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Three Months Ended September 30, 2009 Versus 2008		Nine Months Ended September 30,		Nine Months Ended September 30, 2009 Versus 2008
	2009	2008	$	%	2009	2008	$	%
OPERATING INCOME:
Investing operating income(1)	$177	$253	$(76)	-30%	$484	$739	$(255)	-35%
Asset management and advisory operating income(2)	16	25	(9)	-36%	44	94	(50)	-53%

Total operating income	193	278	(85)	-31%	528	833	(305)	-37%

OPERATING EXPENSES:
Interest	85	50	35	70%	197	161	36	22%
Salaries, benefits and stock-based compensation	47	52	(5)	-10%	147	165	(18)	-11%
General and administrative	28	21	7	33%	78	64	14	22%

Total operating expenses	160	123	37	30%	422	390	32	8%

OPERATING INCOME BEFORE INCOME TAXES	33	155	(122)	-79%	106	443	(337)	-76%

(Provision) benefit for income taxes	(1)	(2)	1	50%	10	6	4	67%

NET OPERATING INCOME	32	153	(121)	-79%	116	449	(333)	-74%

Net gain on extinguishment of debt	—	—	—	—	12	—	12	100%

Net realized (loss) gain on investments
Portfolio company investments	(47)	73	(120)	NM	(434)	164	(598)	NM
Taxes on net realized gain	—	(49)	49	100%	—	(53)	53	100%
Foreign currency transactions	—	(13)	13	100%	(2)	(7)	5	71%
Derivative and option agreements	(19)	(14)	(5)	-36%	(87)	(25)	(62)	-248%

Total net realized (loss) gain on investments	(66)	(3)	(63)	-2100%	(523)	79	(602)	NM

REALIZED (LOSS) EARNINGS	(34)	150	(184)	NM	(395)	528	(923)	NM

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	86	(599)	685	NM	(750)	(1,932)	1,182	61%
Foreign currency translation	57	(90)	147	NM	54	(17)	71	NM
Derivative and option agreements and other	(32)	(9)	(23)	-256%	74	(10)	84	NM

Total net unrealized appreciation (depreciation) of investments	111	(698)	809	NM	(622)	(1,959)	1,337	68%

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS (“EARNINGS”)	$77	$(548)	$625	NM	$(1,017)	$(1,431)	$414	29%

NET OPERATING INCOME PER COMMON SHARE*:
Basic	$0.12	$0.74	$(0.62)	-84%	$0.51	$2.22	$(1.71)	-77%
Diluted	$0.12	$0.74	$(0.62)	-84%	$0.51	$2.22	$(1.71)	-77%
REALIZED (LOSS) EARNINGS PER COMMON SHARE*:
Basic	$(0.13)	$0.72	$(0.85)	NM	$(1.74)	$2.61	$(4.35)	NM
Diluted	$(0.13)	$0.72	$(0.85)	NM	$(1.74)	$2.61	$(4.35)	NM
EARNINGS (NET LOSS) PER COMMON SHARE*:
Basic	$0.30	$(2.63)	$2.93	NM	$(4.48)	$(7.06)	$2.58	37%
Diluted	$0.30	$(2.63)	$2.93	NM	$(4.48)	$(7.06)	$2.58	37%
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	256.5	208.1	48.4	23%	226.9	202.6	24.3	12%
Diluted	257.3	208.1	49.2	24%	226.9	202.6	24.3	12%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$1.05	$(1.05)	-100%	$1.07	$3.09	$(2.02)	-65%

NM = Not meaningful.

*	May not recalculate due to rounding.
(1)	The investing operating income consists of interest, dividends, prepayment fees and other investment fee income.
(2)	The asset management and advisory operating income consists primarily of asset management fees and reimbursements, dividends from portfolio company fund managers, transaction structuring fees, equity and loan financing fees, portfolio company management and administrative fees and other fee income.

American Capital, Ltd.

November 3, 2009

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended September 30, 2009, June 30, 2009 and September 30, 2008

(in millions, except per share data)

(unaudited)

	Q3 2009	Q2 2009	Q3 2009 Versus Q2 2009		Q3 2008	Q3 2009 Versus Q3 2008
			$	%		$	%
Assets Under Management:
American Capital Assets at Fair Value(1)	$6,668	$6,628	$40	1%	$9,846	$(3,178)	-32%
Externally Managed Assets at Fair Value(2)	4,843	4,070	773	19%	6,126	(1,283)	-21%

Total	$11,511	$10,698	$813	8%	$15,972	$(4,461)	-28%

Capital Resources Under Management:
American Capital Assets at Fair Value plus Available Capital Resources(1)	$6,668	$6,628	$40	1%	$10,366	$(3,698)	-36%
Externally Managed Assets at Fair Value plus Available Capital Resources(2)	5,064	4,294	770	18%	6,606	(1,542)	-23%

Total	$11,732	$10,922	$810	7%	$16,972	$(5,240)	-31%

New Investments:
Senior Debt	$—	$2	$(2)	-100%	$99	$(99)	-100%
Subordinated Debt	5	8	(3)	-38%	317	(312)	-98%
Preferred Equity	1	3	(2)	-67%	3	(2)	-67%
Common Equity	1	26	(25)	-96%	22	(21)	-95%
Structured Products	—	—	—	—	2	(2)	-100%

Total	$7	$39	$(32)	-82%	$443	$(436)	-98%

Financing for Private Equity Buyouts	$—	$—	$—	$—	$348	$(348)	-100%
Direct Investments	—	—	—	—	20	(20)	-100%
Structured Products	—	—	—	—	3	(3)	-100%
Add-on Financing for Working Capital in Distressed Situations	3	36	(33)	-92%	40	(37)	-93%
Add-on Financing for Growth and Working Capital	—	2	(2)	-100%	2	(2)	-100%
Add-on Financing for Acquisitions	1	—	1	100%	30	(29)	-97%
Add-on Financing for Recapitalizations	3	1	2	200%	—	3	100%

Total	$7	$39	$(32)	-82%	$443	$(436)	-98%

Realizations:
Principal Prepayments	$151	$35	$116	331%	$153	$(2)	-1%
Loan Syndications and Sales	78	21	57	271%	48	30	63%
Scheduled Principal Amortization	9	15	(6)	-40%	24	(15)	-63%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	27	1	26	2600%	24	3	13%
Sale of Equity Investments	198	53	145	274%	271	(73)	-27%

Total	$463	$125	$338	270%	$520	$(57)	-11%

Appreciation, Depreciation, Gain and Loss:
Gross Realized Gain	$76	$35	$41	117%	$133	$(57)	-43%
Gross Realized Loss	(123)	(343)	220	64%	(60)	(63)	-105%

Portfolio Net Realized (Loss) Gain	(47)	(308)	261	85%	73	(120)	-164%
Taxes on Realized Net Gain	—	—	—	—	(49)	49	100%
Foreign Currency	—	—	—	—	(13)	13	100%
Derivative Agreements	(19)	(18)	(1)	-6%	(14)	(5)	-36%

Net Realized Loss	(66)	(326)	260	80%	(3)	(63)	-2100%

Gross Unrealized Appreciation of Private Finance Portfolio Investments	154	187	(33)	-18%	184	(30)	-16%
Gross Unrealized Depreciation of Private Finance Portfolio Investments	(140)	(476)	336	71%	(367)	227	62%

Net Unrealized Appreciation (Depreciation) of Private Finance Portfolio Investments	14	(289)	303	NM	(183)	197	NM
Net Unrealized (Depreciation) of European Capital Limited	(6)	(409)	403	99%	(264)	258	98%
Net Unrealized Appreciation of American Capital Agency Corp.	14	31	(17)	-55%	2	12	600%
Net Unrealized Appreciation (Depreciation) of American Capital, LLC	—	4	(4)	-100%	(2)	2	100%
Net Unrealized Appreciation (Depreciation) of Structured Products	23	37	(14)	-38%	(85)	108	NM
Reversal of Prior Period Net Unrealized Depreciation (Appreciation) Upon Realization	41	315	(274)	-87%	(67)	108	NM

American Capital, Ltd.

November 3, 2009

	Q3 2009	Q2 2009	Q3 2009 Versus Q2 2009		Q3 2008	Q3 2009 Versus Q3 2008
			$	%		$	%
Net Unrealized Appreciation (Depreciation) of Portfolio Investments	86	(311)	397	NM	(599)	685	NM
Foreign Currency Translation	57	66	(9)	-14%	(90)	147	NM
Derivative Agreements and Other	(32)	4	(36)	NM	(9)	(23)	-256%

Net Unrealized Appreciation (Depreciation) of Investments	111	(241)	352	NM	(698)	809	NM

Net Gains, Losses, Appreciation and Depreciation	$45	$(567)	$612	NM	$(701)	$746	NM

Other Financial Data:
NAV per Share	$7.80	$8.76	$(0.96)	-11%	$24.43	$(16.63)	-68%
NAV per Share Based on Realizable Value(3)	$10.30	$12.83	$(2.53)	-20%	$27.95	$(17.65)	-63%
Financial Liabilities at Cost	$4,279	$4,321	$(42)	-1%	$4,542	$(263)	-6%
Financial Liabilities at Fair Value	$3,648	$3,189	$459	14%	$4,095	$(447)	-11%
Market Capitalization	$906	$692	$214	31%	$5,285	$(4,379)	-83%
Total Enterprise Value	$4,741	$4,830	$(89)	-2%	$9,507	$(4,766)	-50%
Credit Quality:
Weighted Average Effective Interest Rate on Debt Investments at Period End	9.9%	9.7%	0.2%	2%	11.2%	-1.3%	-12%
Loans on Non-Accrual at Face	$912	$1,025	$(113)	-11%	$602	$310	51%
Loans on Non-Accrual at Fair Value	$285	$310	$(25)	-8%	$135	$150	111%
Past Due Loans at Face	$212	$45	$167	371%	$80	$132	165%
Past Due and Non-Accrual Loans at Face as a Percentage of Total Loans	21.5%	19.4%			10.7%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans	6.9%	7.2%			2.4%
Number of Portfolio Companies on Non-Accrual and Past Due	41	40			27
Debt to Equity Conversions at Cost	$6	$355	$(349)	-98%	$—	$6	100%
Return on Equity:
LTM Net Operating Income Return on Average Equity at Cost	2.5%	4.3%			9.6%
LTM Realized (Loss) Earnings Return on Average Equity at Cost	-6.1%	-3.3%			11.6%
LTM Loss on Average Equity	-90.3%	-90.6%			-28.5%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	2.1%	1.3%			9.1%
Current Quarter Realized (Loss) Earnings Return on Average Equity at Cost Annualized	-2.2%	-19.3%			8.9%
Current Quarter Earnings Return (Loss) on Average Equity Annualized	15.0%	-96.2%			-41.1%

NM = Not meaningful

(1)	Includes American Capital’s investment in its externally managed funds.
(2)	Includes European Capital Limited (for Q3 2008), American Capital Equity I, American Capital Equity II, ACAS CLO-1 and ACAS CRE CDO 2007-1.
(3)	Realizable Value is a non-GAAP financial measure which does not represent current fair value or net present value. Realizable Value is the future value that we anticipate realizing on the settlement or maturity of our investments. Refer to the table on the following page for additional information and discussion regarding the use of non-GAAP financial information.

American Capital, Ltd.

November 3, 2009

AMERICAN CAPITAL, LTD.

OTHER FINANCIAL INFORMATION

As of September 30, 2009

(in millions)

(unaudited)

The following table summarizes the current GAAP cost basis and fair value of our investments as of September 30, 2009 compared to the realizable value, which is the amount that we currently anticipate realizing on settlement or maturity of these investments:

Asset Class	GAAP Cost Basis	GAAP Fair Value	Realizable Value	Difference Between Realizable Value and GAAP Fair Value
Private finance	$7,486	$5,427	$5,762	$335
European Capital Limited	1,277	155	155	—
American Capital Agency Corp.	50	71	71	—
Structured products	952	196	592	396
American Capital, LLC	95	45	45	—
Derivatives, net and other	—	(120)	(150)	(30)

Total	$9,860	$5,774	$6,475	$701

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with generally accepted accounting principles (“GAAP”), this press release includes Realizable Value, a non-GAAP financial measure which management uses in its internal analysis of results, and believes may be informative to investors gauging the quality of the Company’s assets and financial performance from a long-term perspective, identifying trends in its results and providing meaningful period-to-period comparisons. Realizable Value is defined as the future value that American Capital currently anticipates realizing on the settlement or maturity of its investments as of the reporting date. It does not represent current fair value or net present value and is based on assumptions of future cash flows as of the reporting date. Accordingly, changes to expectations of future cash flows as a result of events subsequent to the reporting date are not adjusted in the realizable value as of the reporting date. American Capital believes that this non-GAAP financial measure provides information useful to investors because the Company generally intends to hold its assets to settlement or maturity, and there may be material differences between the GAAP fair values of its investments and the amounts the Company expects to realize on settlement or maturity as of the reporting date. American Capital believes that providing investors with Realizable Value in addition to the related GAAP fair value gives investors greater transparency to the information used by management in its financial operational decision-making. Although American Capital believes that this non-GAAP financial measure enhances investors’ understanding of its business and performance, Realizable Value should not be considered as an alternative to GAAP basis financial measures. A reconciliation of non-GAAP Realizable Value to GAAP fair value is set forth above.

American Capital, Ltd.

November 3, 2009

Portfolio Statistics (1) ($ in millions, unaudited)	Pre-2000	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	Pre-2000 - 2009 Aggregate	2004 - 2009 Aggregate
IRR-Realizable Value-All Investments(2)	7.5%	8.0%	18.2%	7.6%	21.2%	13.7%	-0.5%	8.5%	-2.1%	6.0%	—	5.8%	3.2%
IRR-GAAP Fair Value-All Investments(3)	7.5%	8.0%	18.2%	7.4%	21.2%	13.3%	-1.4%	6.8%	-13.2%	-10.2%	—	3.1%	-0.9%
IRR-GAAP Fair Value-Equity Investments Only(3)(4)(5)	2.8%	12.1%	46.9%	11.3%	29.6%	27.2%	-15.9%	14.3%	-18.9%	-18.9%	—	0.7%	-4.4%
IRR-Exited Investments(6)	8.8%	8.0%	20.3%	9.0%	23.5%	21.0%	24.2%	13.5%	-10.3%	-74.9%	—	14.6%	16.7%
Original Investments and Commitments	$780	$285	$376	$961	$1,432	$2,266	$4,559	$5,163	$7,324	$1,014	$—	$24,160	$20,326
Total Exits and Prepayments of Original Investments	$713	$285	$351	$757	$1,083	$1,679	$2,049	$3,065	$2,368	$55	$—	$12,405	$9,216
Total Interest, Dividends and Fees Collected	$303	$105	$148	$319	$385	$581	$916	$876	$800	$152	$—	$4,585	$3,325
Total Net Realized (Loss) Gain on Investments	$(89)	$(39)	$(4)	$(91)	$142	$148	$314	$24	$(259)	$(35)	$—	$111	$192
Current Cost of Investments	$76	$—	$23	$196	$321	$589	$2,257	$1,736	$3,863	$799	$—	$9,860	$9,244
Current Fair Value of Investments	$7	$—	$4	$123	$403	$361	$921	$1,278	$2,228	$568	$—	$5,893	$5,356
Current Fair Value of Investments as a % of Total Investments at Fair Value	0.1%	—	0.1%	2.1%	6.8%	6.1%	15.6%	21.7%	37.8%	9.7%	—	100.0%	90.9%
Net Unrealized Appreciation/(Depreciation)	$(69)	$—	$(19)	$(73)	$82	$(228)	$(1,336)	$(458)	$(1,635)	$(231)	$—	$(3,967)	$(3,888)
Non-Accruing Loans at Face	$17	$—	$15	$33	$—	$151	$48	$302	$323	$23	$—	$912	$847
Non-Accruing Loans at Fair Value	$6	$—	$4	$17	$—	$13	$21	$103	$121	$—	$—	$285	$258
Equity Interest at Fair Value(4)	$—	$—	$—	$—	$180	$63	$331	$409	$486	$112	$—	$1,581	$1,401
Debt to EBITDA(7)(8)(9)	12.1	—	NM	9.3	4.3	6.8	5.1	5.4	7.1	7.0	—	6.3	6.3
Interest Coverage(7)(9)	1.1	—	NM	1.3	2.4	1.9	2.3	2.5	1.8	1.3	—	2.0	2.0
Debt Service Coverage(7)(9)	1.0	—	NM	1.1	2.3	1.5	1.5	2.1	1.5	1.2	—	1.7	1.6
Average Age of Companies(9)	44 yrs	—	40 yrs	46 yrs	40 yrs	43 yrs	31 yrs	29 yrs	30 yrs	25 yrs	—	31 yrs	30 yrs
Diluted Ownership Percentage(4)	60%	—	64%	35%	52%	46%	41%	35%	46%	31%	—	42%	41%
Average Sales(9)(10)	$38	$—	$7	$47	$190	$106	$118	$142	$197	$104	$—	$156	$156
Average EBITDA(9)(11)	$2	$—	$—	$8	$38	$23	$22	$37	$35	$28	$—	$32	$32
Average EBITDA Margin	5.3%	—	—	17.0%	20.0%	21.7%	18.6%	26.1%	17.8%	26.9%	—	20.5%	20.5%
Total Sales(9)(10)	$120	$—	$247	$185	$1,305	$1,308	$2,455	$5,611	$8,582	$1,112	$—	$20,925	$19,068
Total EBITDA(9)(11)	$11	$—	$3	$16	$170	$234	$339	$893	$1,601	$242	$—	$3,509	$3,309
% of Senior Loans(9)(12)	64%	—	9%	63%	61%	44%	48%	41%	60%	28%	—	50%	47%
% of Loans with Lien(9)(12)	100%	—	100%	100%	100%	92%	91%	96%	94%	60%	—	91%	90%

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at realizable value based on anticipated proceeds to be received upon settlement or maturity. For structured product investments, it assumes the anticipated proceeds are received on the scheduled future date.
(3)	Assumes investments are exited at current GAAP fair value.
(4)	Excludes investments in structured products.
(5)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(6)	Includes exited securities of existing portfolio companies.
(7)	These amounts do not include investments in which we own only equity.
(8)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(9)	Excludes investments in structured products, managed funds and American Capital, LLC.
(10)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(11)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(12)	As a percentage of our total debt investments.

American Capital, Ltd.

November 3, 2009

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the shareholder call on November 4, 2009 at 11:00 am ET. The shareholder call can be accessed through a free live webcast at www.AmericanCapital.com or by dialing (800) 230-1059 (U.S. domestic) or +1 (612) 332-0107 (international). Please advise the operator you are dialing in for the American Capital shareholder call. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the shareholder call and will be available at www.AmericanCapital.com in advance of the shareholder call. Select the Q3 2009 Earnings Presentation link to download and print the presentation in advance of the shareholder call.

An archived audio replay of the shareholder call combined with the slide presentation will be made available on our website after the call. In addition, there will be a phone recording available from 3:00 pm ET November 4, 2009 until 11:59 pm ET November 18, 2009. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701 (U.S. domestic) or +1 (320) 365-3844 (international). The access code for both domestic and international callers is 118517.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $12 billion in capital resources under management and nine offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

ADDITIONAL INFORMATION

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission (“SEC”) and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing. Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, changes in regional, national or international economic conditions or changes in the conditions of the industries in which American Capital has made investments. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s subsequent periodic filings. Copies are available on the SEC’s website at www.sec.gov. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. We disclaim any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.